February 12, 2018

To:
The Board of Directors
Arcturus Therapeutics Ltd.

c/o Meitar Liquornik Geva Leshem Tal	jennifer@arcturusrx.com
meitar@meitar.com	10628 Science Center Drive, Suite 200
16 Abba Hillel Road, 12th Floor	San Diego CA 92121
Ramat Gan 5250608	U.S.A.

By Email and Courier

Re:	Demand to Convene an Extraordinary General Meeting

Dear Sirs,

1.	The undersigned, Mr. Joseph E. Payne, is the owner of 1,465,097 ordinary shares nominal value NIS 0.07 each (“Ordinary shares”) of the issued share capital of Arcturus Therapeutics Ltd. (the “Company”), including 366,274 Ordinary Shares subject to repurchase[1]. The Ordinary Shares owned by the undersigned represent 13.7% of the issued share capital of the Company (and no less than 10.3%, excluding the Ordinary Shares subject to repurchase).

2.	As owner of more than 5% of the issued share capital of the Company, and pursuant to section 63(b)(2) of the Companies Law, 5759-1999 (the “Companies Law”), as well as article 3.2.3.3 of the Company’s articles of association (the “AOA”), the undersigned hereby demands that the board of directors of the Company (the “Board”) convene an extraordinary general meeting (the “EGM”) as soon as possible, but in any event no later than the date set out in section 63(c) to the Companies Law.

3.	In accordance with section 66(a) of the Companies Law, and article 3.2.4 of the AOA, the purpose of the EGM is for the shareholders of the Company to vote on the following proposals:

Item 1:	To remove and transfer, Messrs. Stuart Collinson, Craig Willett, Daniel Geffken and David Shapiro - as well as any other person that may be appointed to the Board pursuant to article 4.2.3 of the AOA, as of the date hereof and until the EGM - from the office of directors on the Board. Such termination to be with immediate effect, so that until additional directors are appointed pursuant to item 3 below, only Mr. Joseph E. Payne will remain as director on the Board.

Item 2:	To amend articles 4.2.1 and 4.2.2 of the AOA, with immediate effect, so that the authority to determine the number of directors of the Company, as well as the authority to elect new directors to the Board, is also provided – in any circumstances - to extraordinary general meetings of the shareholders of the Company.

__________________________

1 See schedule 13D as reported on February 6, 2018 (firm number 18578013).

The proposed amendments to these articles shall come into effect upon the approval of this resolution by the EGM, and are as follows (proposed changes are underlined and bolded):

"4.2.1	The number of Directors in the Company shall be determined from time to time by the Annual Meeting or an Extraordinary Meeting, provided that this shall not be fewer than 5 and not more than 11 Directors, including External Directors. The number of External Directors in the Company shall not be less than the number determined in the Companies Law.

4.2.2	Other than External Directors (who shall be elected and serve in office in strict accordance with the provisions of the Companies Law), the Directors in the Company shall be elected at an Annual Meeting or at an Extraordinary Meeting and shall serve in their office until the next Annual Meeting following one year from their election, or until they cease to serve in their office in accordance with the provisions of the Articles or any law, whichever is the earlier."

Item3:	Further to the approval of Item 2 of the agenda, or if not approved than pursuant to article 4.2.11 to the AOA, to elect the following four individuals to serve as directors on the Board, effective immediately following the EGM's approval:

(a)	Mr. Peter Ferrell;

(b)	Mr. Andrew Sassine;

(c)	Mrs. Magda Marquet;

(d)	Mr. James Barlow.

4.	Attached as exhibits 3a(1) to 3d(4) to this demand letter are the following documents and materials with regard to each of the nominees set out in item 3 above:

(a)	Signed declaration for the office of director, in accordance with section 224B of the Companies Law;

(b)	Signed letter of consent to serve as a director at Arcturus;

(c)	Additional information; and

(d)	Curriculum Vitae (CV)\Bio.

5.	The Board is hereby ordered to act in accordance with its duties under law, and in the best interests of the Company and its shareholders, and to convene the EGM as soon as possible, but in any event no later than the date set out in section 63(c) to the Companies Law.

Sincerely,

/s/ Joseph E. Payne

Joseph E. Payne

Exhibit 3a(1)

Signed declaration by Mr. Peter Ferrell for the office of director, in accordance with section 224B of the Companies Law.

Date: 2/8/18

Arcturus Therapeutics Ltd

By: Peter C Ferrell

Re: Declaration of a Candidate for the Office of Director

Dear Sirs,

as the matter of my appointment to the office of director of Arcturus Therapeutics Ltd (the "Company") is on the agenda of a General Meeting of the Company, I, the undersigned , do hereby declare in writing as follows:

1.	This declaration is being given pursuant to section 224B of the Companies Law, 5759-1999 (the "Companies Law"), including the terms and definitions prescribed therein, and pursuant to the Company's articles of association, to the extent applicable.

2.	I have the requisite qualifications and the ability to devote the time needed to carry out the role of director of the Company, considering, inter alia, the Company's particular needs and its size, and inter alia, on the basis of the following:

Academic or other education:

BE (Hons), Sydney University; SM MIT;
PhD, University of Washington, Seattle
DSc, University of New South Wales

Previous and/or current occupations or experience:

Founder, Chairmen & former CEO, ResMed, Inc.
(RMD, NYSE), Chair of Nominating & Governance Committee,
NuVasive, Inc (NUVA, Nasdaq)

The attached documents and certifications support this declaration.

3.	I have not been convicted in the past 5 years:

3.1	of offenses pursuant to sections 290 through 297, 392, 415, 418 through 420 and 422 through 428 of the Penal Law, 5737-1977, and pursuant to sections 52.C., 52.D., 53(a) and 54 of the Securities Law, 5728-1968 (the "Securities Law");

3.2	of a conviction in a court outside of Israel of offenses of bribery, fraud, offenses by directors of a corporation or offenses of exploitation of insider information;

3.3	of a conviction of another offense that, due to the nature, severity or circumstances of the offense, a court has ruled that I am not permitted to serve as a director of a public company.

4.	I hereby affirm and declare that the Administrative Enforcement Tribunal has not imposed any Enforcement Means on me that prohibit me from holding office as a director of a public company.

For this purpose:

"Enforcement Means" - means of enforcement as stated in section 52DDD of the Securities Law, which was imposed pursuant to Chapter H4 of the Securities Law, pursuant to Chapter G2 of the Regulation of Engagement in Investment Counseling and in Investment Portfolio Management Law, 5755-1995, or pursuant to Chapter Jl of the Joint Investment Trust Law, 5754-1994, as the case may be.

"Administrative Enforcement Tribunal"- means the tribunal appointed pursuant to section 52.FF(a) of the Securities Law.

5.	I am not a minor, incompetent and not declared as bankrupt and/or a limited resources debtor (as defined in the Execution Law, 5727-1967) and with respect to a corporation- a corporation that has implemented a voluntary liquidation.

6.	I undertake to immediately notify the Company if any change shall occur in my above declarations during my incumbency as a director of the Company.

7.	I acknowledge that the submission of my candidacy for the approval of the Company's General Meeting and/or the Board of the directors (as the case may be) is being done relying on this declaration, and that this declaration shall be published in public, and shall be kept at the Company's registered office for the perusal of any individual.

Yours faithfully,

/s/ Petter C. Ferrell      2/8/18

Exhibit 3a(2)

Signed letter of consent by Mr. Peter Ferrell to serve as a director at Arcturus

Date: 2/8/18

Arcturus Therapeutics Ltd.

10628 Science Center Drive, Suite 200

San Diego, California 92121

USA

Attn: Corporate Secretary

Re: Consent to Serve as a Director - Arcturus Therapeutics Ltd. Dear Sirs,

I hereby give my consent to serve as a director on the board of Arcturus Therapeutics Ltd. (the "Company"), with effect as of my appointment by the General Meeting of the shareholders of the Company.

yours faithfully,

/s/ Peter C Ferrell

Exhibit 3a(3)

Additional information of Mr. Peter Ferrell:

Full name:	Peter Craig Ferrell
Identification number (passport):	530419614
Date of birth:	6/9/1942
Address for the service of court documents:	2521 Westgate Drive, Houston, Texas 77019
Nationality:	U.S.A
The date on which his tenure as a director will begin:	N/A
The nominee’s education and occupation during the past 5 years, detailing the corporations in which he serves as a director:	See Exhibit 3a(4)
Membership in committee(s) of the company’s board of directors:	N/A
Is the nominee an employee of the company, of a subsidiary thereof, of a related company, or of an interested party therein, and what is the position or functions he fulfills as aforesaid?	No
Is the nominee, to the best of knowledge, a family member of another interested party in Arcturus?	No
Is the nominee a director who is considered to have accounting and financial expertise for the purposes of meeting the minimum number determined by the Board?	See exhibits 3a(1) and 3a(4)

Exhibit 3a(4)

Mr. Peter Ferrell –Bio

Peter Farrell -San Diego, California

Peter Farrell is founder, former long-term CEO and current Chairman of ResMed. Farrell has been Chairman and a director of ResMed since 1989, when the company began as a management buyout of sleep technology from Baxter Healthcare. Peter was previously Foundation Director of the University of New South Wales (UNSW) Graduate School for Biomedical Engineering (1978-89) while simultaneously serving as Vice President of R & D for Baxter Healthcare in Tokyo (1984-89). Dr. Farrell is a director of NuVasive, Inc. (NUVA) a company focused on the surgical treatment of spine disorders. He is also on the board of trustees of The Scripps Research Institute in La Jolla and is Chairman of the Boston-based POC NMR diagnostic company, WaveGuide.

Dr. Farrell is a fellow or honorary fellow of several professional bodies, including the US National Academy of Engineering. He was inducted as 1998 San Diego Entrepreneur of the Year for Health Sciences, 2001 Australian Entrepreneur of the Year and 2005 US National Entrepreneur of the Year for Health Sciences. In 1998, Peter joined the Sleep Medicine Executive Council at Harvard Medical School, served as vice chairman from 2000 to 2010 and then as chairman from 2010 until 2013. He is on various academic advisory boards including UCSD's Jacobs School of Engineering, where he was named the 2012 Gordon Fellow, UCSD's Rady Business School and the MIT Dean of Engineering's Advisory Council.

Peter holds a B.E. with honors in chemical engineering from the University of Sydney, an SM in chemical engineering from MIT, a PhD in bioengineering from the University of Washington, Seattle, and a DSc from UNSW for research which resulted in improved treatment for both hemodialysis and peritoneal dialysis patients.

Affidavit

I, PETER CRAIG FARRELL, hereby swear that I have earned the following degrees:

BE, chemical engineering, University of Sydney, 1964. SM, chemical engineering, MIT, 1967.

PhD, biomedical engineering, University of Washington, Seattle, 1971.

DSc, University of New South Wales for research in both hemodialysis and peritoneal dialysis leading to improved delivery of therapy, 1981.

/s/ Peter C Farrell

Peter C Farrell, BE, SM, PhD, DSc, AM

Fellow, United States Academy of Engineering

2521 Westgate Drive

Houston TX 77019

CALIFORNIA JURAT WITH AFFIANT STATEMENT	GOVERNMENT CODE §8202

☒	See Attached Document (Notary to cross out line 1-6 below)
☐	See Statement Below (Lines 1-6 to be completed only by document signers(s), not Notary)

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California County of San Diego	Subscribed and sworn to (or affirmed) before me
	on this	9th	day of	February,	2018,
		Date		Month	Year
	by
	(1) Peter Craig Farrell
	(and (2) ____________________ ),
	Name(s) of Signer(s)

proved to me on the basis of satisfactory evidence to be the person(s) who appeared before me.

proved to me on the basis of satisfactory evidence to be the person(s) who appeared before me

Signature /s/ Julie Hutt

Signature of Notary Public

Seal Place Notary Seal Above	OPTIONAL

Though this section is optional, completing this information can deter alteration of the document or fraudulent reattachment of this form to an unintended document.

Description of Attached Document

Title or type of Document:	Document Date:

Number of Pages:	Signer(s) Other Than Named Above:

©2014 National Notary Association • www.NationalNotary.org • 1-800-US NOTARY (1-800-876-6827)	Item #5910

Exhibit 3b(1)

Signed declaration by Mr. Andrew Sassine for the office of director, in accordance with article 224B of the Companies Law

Date: February 8, 2018

Arcturus Therapeutics Ltd

By: Andy Sassine

Re: Declaration of a Candidate for the Office of Director

Dear Sirs, as the matter of my appointment to the office of director of Arcturus Therapeutics Ltd (the “Company”) is on the agenda of a General Meeting of the Company, I, the undersigned, do hereby declare in writing as follows:

1.	This declaration is being given pursuant to section 224B of the Companies Law, 5759-1999 (the “Companies Law”), including the terms and definitions prescribed therein, and pursuant to the Company’s articles of association, to the extent applicable.

2.	I have the requisite qualifications and the ability to devote the time needed to carry out the role of director of the Company, considering, inter alia, the Company’s particular needs and its size, and inter alia, on the basis of the following:

Academic or other education:

MBA in Accounting and Finance from the Wharton School in 1993. BBA from the University of Iowa in 1987

Previous and/or current occupations or experience:

Currently serve as Audit Chairman of Gemphire Therapeutics (Nasdaq: GEMP). Previously was Portfolio Manager of $4 Billion Fidelity Small Cap Stock Fund for three years.

The attached documents and certifications support this declaration.

3.	I have not been convicted in the past 5 years:

3.1	of offenses pursuant to sections 290 through 297, 392, 415, 418 through 420 and 422 through 428 of the Penal Law, 5737-1977, and pursuant to sections 52.C., 52.D., 53(a) and 54 of the Securities Law, 5728-1968 (the “Securities Law”);

3.2	of a conviction in a court outside of Israel of offenses of bribery, fraud, offenses by directors of a corporation or offenses of exploitation of insider information;

3.3	of a conviction of another offense that, due to the nature, severity or circumstances of the offense, a court has ruled that I am not permitted to serve as a director of a public company.

4.	I hereby affirm and declare that the Administrative Enforcement Tribunal has not imposed any Enforcement Means on me that prohibit me from holding office as a director of a public company.

For this purpose:

“Enforcement Means” - means of enforcement as stated in section 52DDD of the Securities Law, which was imposed pursuant to Chapter H4 of the Securities Law, pursuant to Chapter G2 of the Regulation of Engagement in Investment Counseling and in Investment Portfolio Management Law, 5755-1995, or pursuant to Chapter J1 of the Joint Investment Trust Law, 5754-1994, as the case may be.

“Administrative Enforcement Tribunal” – means the tribunal appointed pursuant to section 52.FF(a) of the Securities Law.

5.	I am not a minor, incompetent and not declared as bankrupt and/or a limited resources debtor (as defined in the Execution Law, 5727-1967) and with respect to a corporation -a corporation that has implemented a voluntary liquidation.

6.	I undertake to immediately notify the Company if any change shall occur in my above declarations during my incumbency as a director of the Company.

7.	I acknowledge that the submission of my candidacy for the approval of the Company’s General Meeting and/or the Board of the directors (as the case may be) is being done relying on this declaration, and that this declaration shall be published in public, and shall be kept at the Company’s registered office for the perusal of any individual.

Yours faithfully,

Andy Sassine

______________

Exhibit 3b(2)

Signed letter of consent by Mr. Andrew Sassine to serve as a director at Arcturus

Date: Feb 8, 2018

Arcturus Therapeutics Ltd.
10628 Science Center Drive, Suite 200
San Diego, California 92121
USA

Attn: Corporate Secretary

Re: Consent to Serve as a Director - Arcturus Therapeutics Ltd.

Dear Sirs,

I hereby give my consent to serve as a director on the board of Arcturus Therapeutics Ltd. (the “Company”), with effect as of my appointment by the General Meeting of the shareholders of the Company.

Yours faithfully,

Andy Sassine

Exhibit 3b(3)

Additional information of Mr. Andrew Sassine:

Full name:	Andrew H. Sassine
Identification number (passport):	556216011
Date of birth:	August 10, 1964
Address for the service of court documents:	PO Box 9826, Rancho Santa Fe, CA 92067
Nationality:	U.S.A
The date on which his tenure as a director will begin:	N/A
The nominee’s education and occupation during the past 5 years, detailing the corporations in which he serves as a director:	See Exhibit 3b(4)
Membership in committee(s) of the company’s	N/A
board of directors:
Is the nominee an employee of the company, of a subsidiary thereof, of a related company, or of an interested party therein, and what is the position or functions he fulfills as aforesaid?	No
Is the nominee, to the best of knowledge, a family member of another interested party in Arcturus?	No
Is the nominee a director who is considered to have accounting and financial expertise for the purposes of meeting the minimum number determined by the Board?	See exhibits 3b(1) and 3b(4)

Exhibit 3b(4)

Mr. Andrew Sassine – Bio

Andrew H. Sassine has served on the Board of Directors of ICAD Inc. for two years. Mr. Sassine also serves on the board of directors of Nasdaq listed Gemphire Therapeutics, Inc.,(GEMP) an early-stage cardiovascular drug company formed by a licensing agreement with Pfizer Inc.; He also is Chairman of the Board of privately held ComHear Inc., a digital audio software and device company .

Mr. Sassine previously served on the board of Acorn Energy, Inc, CNS Response, Inc. and FluoroPharma Medical, Inc., (FMPI).

Mr. Sassine served in various positions at Fidelity Investments from 1999 to 2012, including, most recently as Portfolio Manager. Between 2004 and 2011, he managed the Fidelity Small Cap Stock Fund, the Fidelity International Small Cap Opportunities Fund and the Fidelity Advisor International Small Cap Opportunities Fund. Mr. Sassine joined Fidelity as a high yield research analyst covering the Telecommunications, Satellite, Technology, Defense and Aerospace, and Restaurant Industries and in 2001, joined the international group as a research analyst covering small and mid-cap international stocks. Prior to joining Fidelity, he served as a vice president in the Acquisition Finance Group at Fleet National Bank.

Mr. Sassine has been a member of the Henry B. Tippie College of Business, University of Iowa Board of Advisors since 2009 and served on the Board of Trustees at the Clarke Schools for Hearing and Speech between 2009 and 2014. Mr. Sassine earned a Bachelor of Arts degree at the University of Iowa in 1987 and an MBA from the Wharton School at the University of Pennsylvania in 1993.

THE WHARTON SCHOOL

UNIVERSITY OF PENNSYLVANIA

Founded 1881 by Joseph Wharton

It Is Hereby Certified That

Andrew H. Sassine

Has Been Granted The Degree Of

Master of Business Administration

With All The Rights And Privileges Pertaining Thereto

Given in the City of Philadelphia, Commonwealth of Pennsylvania

May 17, 1993

[illegible], Vice Dean and Director
Wharton Graduate Division

Thomas P. Gerrity, Dean
The Wharton School

Exhibit 3c(1)

Signed declaration by Mrs. Magda Marquet for the office of director, in accordance with section 224B of the Companies Law.

Date: 08/02/18

Arcturus Therapeutics Ltd

By: Magda Marquet

Re: Declaration of a Candidate for the Office of Director

Dear Sirs,

as the matter of my appointment to the office of director of Arcturus Therapeutics Ltd (the “Company”) is on the agenda of a General Meeting of the Company, I, the undersigned, do hereby declare in writing as follows:

1.	This declaration is being given pursuant to section 224B of the Companies Law, 5759-1999 (the “Companies Law”), including the terms and definitions prescribed therein, and pursuant to the Company’s articles of association, to the extent applicable.

2.	I have the requisite qualifications and the ability to devote the time needed to carry out the role of director of the Company, considering, inter alia, the Company’s particular needs and its size, and inter alia, on the basis of the following:

Academic or other education:

Ph.D biochemical engineering

Previous and/or current occupations or experience:

Chairman Ajinomoto Althea,
Director Senté, Director Portable
Genomics, Director Independa

The attached documents and certifications support this declaration.

3.	I have not been convicted in the past 5 years:

3.1	of offenses pursuant to sections 290 through 297, 392, 415, 418 through 420 and 422 through 428 of the Penal Law, 5737-1977, and pursuant to sections 52.C., 52.D., 53(a) and 54 of the Securities Law, 5728-1968 (the “Securities Law”);

3.2	of a conviction in a court outside of Israel of offenses of bribery, fraud, offenses by directors of a corporation or offenses of exploitation of insider information;

3.3	of a conviction of another offense that, due to the nature, severity or circumstances of the offense, a court has ruled that I am not permitted to serve as a director of a public company.

4.	I hereby affirm and declare that the Administrative Enforcement Tribunal has not imposed any Enforcement Means on me that prohibit me from holding office as a director of a public company.

For this purpose:

“Enforcement Means” - means of enforcement as stated in section 52DDD of the Securities Law, which was imposed pursuant to Chapter H4 of the Securities Law, pursuant to Chapter G2 of the Regulation of Engagement in Investment Counseling and in Investment Portfolio Management Law, 5755-1995, or pursuant to Chapter J1 of the Joint Investment Trust Law, 5754-1994, as the case may be.

“Administrative Enforcement Tribunal” – means the tribunal appointed pursuant to section 52.FF(a) of the Securities Law.

5.	I am not a minor, incompetent and not declared as bankrupt and/or a limited resources debtor (as defined in the Execution Law, 5727-1967) and with respect to a corporation - a corporation that has implemented a voluntary liquidation.

6.	I undertake to immediately notify the Company if any change shall occur in my above declarations during my incumbency as a director of the Company.

7.	I acknowledge that the submission of my candidacy for the approval of the Company’s General Meeting and/or the Board of the directors (as the case may be) is being done relying on this declaration, and that this declaration shall be published in public, and shall be kept at the Company’s registered office for the perusal of any individual.

Yours faithfully,

Exhibit 3c(2)

Signed letter of consent by Mrs. Magda Marquet to serve as a director at Arcturus

Date: 08/02/18

Arcturus Therapeutics Ltd.
10628 Science Center Drive, Suite 200
San Diego, California 92121
USA

Attn: Corporate Secretary

Re: Consent to Serve as a Director - Arcturus Therapeutics Ltd.

Dear Sirs,

I hereby give my consent to serve as a director on the board of Arcturus Therapeutics Ltd. (the “Company”), with effect as of my appointment by the General Meeting of the shareholders of the Company.

Yours faithfully,

Exhibit 3c(3)

Additional information of Mrs. Magda Marquet:

Full name:	Magda Marquet
Identification number (passport):	5566
Date of birth:	September 3,1958
Address for the service of court documents:	8540 Avenida de las Ondas, La Jolla, CA 92037
Nationality:	Andorra
The date on which her tenure as a director will begin:	N/A
The nominee’s education and occupation during the past 5 years, detailing the corporations in which he serves as a director:	Chairman, Ajinomoto Althea Director, Senté Director, Independa Director, Portable Genomics Director, AltheaDx (until 2015)
Membership in committee(s) of the company’s board of directors:	N/A
Is the nominee an employee of the company, of a subsidiary thereof, of a related company, or of an interested party therein, and what is the position or functions she fulfills as aforesaid?	No
Is the nominee, to the best of knowledge, a family member of another interested party in Arcturus?	No
Is the nominee a director who is considered to have accounting and financial expertise for the purposes of meeting the minimum number determined by the Board?	See exhibits 3c(1) and 3c(4)

Exhibit 3c(4)

Mrs. Magda Marquet – Bio

Co-founder and co-CEO of Alma Life Sciences, an investment and consulting firm with a portfolio of over twenty companies in the areas of diagnostics, digital health and pharmaceuticals.

Chairman and co-Founder of Althea, an Ajinomoto company.

Co-founder of AltheaDx, a precision medicine company. She has three decades of experience in the biotechnology industry in the US and Europe.

Prior to starting Althea, she held management positions at Vical Inc., Amylin Pharmaceuticals, Protein Polymer Technologies, Syntro Corporation and Transgene. She currently serves as a Board member for Sente, Independa and Portable Genomics. She is also co-Chairman of the Advisory Board of MD Revolution.

Dr. Marquet was Chairman of BIOCOM (2013-2014) and is Chair of the Board of Visitors of the UCSD Moores Cancer Center. She serves as a Director of the Economic Development Corporation (EDC- Executive Committee) and of the Kyoto Symposium Organization. She is also a member of the UCSD Biological Sciences Dean Leadership Council and an advisor for the Chopra Foundation. Dr. Marquet holds a Ph.D in Biochemical Engineering from INSA/University of Toulouse, France. Dr. Marquet has received numerous awards throughout her career including the 2005 Regional Ernst&Young Entrepreneur of the Year Award in the Life Sciences category, the Athena Pinnacle Award and the Exemplary Service Award from the San Diego Business Journal. She is the first woman inducted in the Connect Entrepreneur Hall of Fame (2016) and the Director of the Year Award recipient (2016-Corporate Governance) from the Corporate Directors Forum.

Exhibit 3d(1)

Signed declaration by Mr. James Barlow for the office of director, in accordance with section 224B of the Companies Law

Date: February 8, 2018

Arcturus Therapeutics Ltd

By: James F. Barlow

Re: Declaration of a Candidate for the Office of Director

Dear Sirs,

as the matter of my appointment to the office of director of Arcturus Therapeutics Ltd (the "Company") is on the agenda of a General Meeting of the Company, I, the undersigned, do hereby declare in writing as follows:

1.	This declaration is being given pursuant to section 224B of the Companies Law, 5759-1999 (the "Companies Law"), including the terms and definitions prescribed therein, and pursuant to the Company's articles of association, to the extent applicable.

2.	I have the requisite qualifications and the ability to devote the time needed to carry out the role of director of the Company, considering, inter alia, the Company's particular needs and its size, and inter alia, on the basis of the following:

Academic or other education:

I have been licensed since 1985 by the California Slate Board of Accountancy as a Certified Public Accountant (inactive), and I have a Master of Accountancy and Bachelor of Science Degrees with an emphasis in Accounting and Business Fundamentals from the Marriott School of Management at Brigham Young University, which is recognized as offering one of the premier accounting programs in the United States. I graduated with Honors-High Distinction (Master's degree) and Magna cum Laude (Bachelor's degree).

Previous and/or current occupations or experience:

I am a C-level financial executive with over 30+ years' work experience as a financial officer of multiple companies and a CPA. Based on my prior work experience as a public company financial officer and Corporate Controller at both Allergan, Inc. and Wynn's International, Inc. for over 23 years of my career, I qualify as a Financial Expert per the rules adopted by the U.S. Securities and Exchange Commission pursuant to the Sarhanes Oxley Act of 2002. I currently serve as a member of the Board of Directors of North American Health Care, Inc., a privately held health care company that provides contractual services to facilities specializing in post-acute care, subacute care, short and long-term rehabilitation and skilled nursing in the United States.

The attached documents and certifications support this declaration.

3.	I have not been convicted in the past 5 years:

3.1	of offenses pursuant to sections 290 through 297, 392, 415, 418 through 420 and 422 through 428 of the Penal Law, 5737-1977, and pursuant to sections 52.C., 52.D., 53(a) and 54 of the Securities Law, 5728-1968 (the "Securities Law");

3.2	of a conviction in a court outside of lsrael of offenses of bribery, fraud, offenses by directors of a corporation or offenses of exploitation of insider information;

3.3	of a conviction of another offense that, due to the nature, severity or circumstances of the offense, a court has ruled that I am not permitted to serve as a director of a public company.

4.	I hereby affirm and declare that the Administrative Enforcement Tribunal has not imposed any Enforcement Means on me that prohibit me from holding office as a director of a public company.

For this purpose:

"Enforcement Means" - means of enforcement as stated in section 52DDD of the Securities Law, which was imposed pursuant to Chapter H4 of the Securities Law, pursuant to Chapter G2 of the Regulation of Engagement in Investment Counseling and in Investment Portfolio Management Law, 5755-1995, or pursuant to Chapter J1 of the Joint Investment Trust Law, 5754-1994, as the case may be.

"Administrative Enforcement Tribunal" - means the tribunal appointed pursuant to section 52.FF(a) of the Securities Law.

5.	I am not a minor, incompetent and not declared as bankrupt and/or a limited resources debtor (as defined in the Execution Law, 5727-1967) and with respect to a corporation - a corporation that has implemented a voluntary liquidation.

6.	I undertake to immediately notify the Company if any change shall occur in my above declarations during my incumbency as a director of the Company.

7.	I acknowledge that the submission of my candidacy for the approval of the Company's General Meeting and/or the Board of the directors (as the case may be) is being done relying on this declaration, and that this declaration shall be published in public, and shall be kept at the Company's registered office for the perusal of any individual.

Yours faithfully,

/s/ James F. Barlow

James F. Barlow

Exhibit 3d(2)

Signed letter of consent by Mr. James Barlow to serve as a director at Arcturus.

Date: February 8, 2018

Arcturus Therapeutics Ltd.

10628 Science Center Drive, Suite 200

San Diego, California 92121

USA

Attn: Corporate Secretary

Re: Consent to Serve as a Director - Arcturus Therapeutics Ltd.

Dear Sirs,

I hereby give my consent to serve as a director on the board of Arcturus Therapeutics Ltd. (the "Company"), with effect as of my appointment by the General Meeting of the shareholders of the Company.

Yours faithfully,

/s/ James F. Barlow

James F. Barlow

Exhibit 3d(3)

Additional information of Mr. James Barlow:

Full name:	James Ford Barlow
Identification number (passport):	488992099
Date of birth:	02 June 1958
Address for the service of court documents:	30981 Marbella Vista, San Juan Capistrano, CA 92675
Nationality:	U.S.A
The date on which his tenure as a director will begin:	N/A
The nominee’s education and occupation during the past 5 years, detailing the corporations in which he serves as a director:	See Exhibit 3d(4)
Membership in committee(s) of the company’s board of directors:	N/A
Is the nominee an employee of the company, of a subsidiary thereof, of a related company, or of an interested party therein, and what is the position or functions he fulfills as aforesaid?	No
Is the nominee, to the best of knowledge, a family member of another interested party in Arcturus?	No
Is the nominee a director who is considered to have accounting and financial expertise for the purposes of meeting the minimum number determined by the Board?	Most recently, I have worked as the Principal Accounting Officer and Controller of Allergan, Inc. (a NYSE company with fiscal year 2014 total revenue of $7.2 billion) from January 2002 to March 2015. My duties included overseeing the initial adoption of and continuing compliance with the Sarbanes Oxley Act requirements affecting financial reporting and internal controls as well as ongoing compliance with all U.S. Securities and Exchange Commission financial reporting requirements. Based on my work as the Principal Accounting Officer and Controller, I have a very strong understanding of generally accepted accounting principals and financial statements, and a strong ability to assess the general application of such principals in connection with accounting for estimates, accruals and reserves. I have prepared financial statements as the controller for two different public companies for over 23 years, 13+ years at Allergan (2002 to 2015) and 10+ years at Wynn’s International Inc. (a NYSE company) from 1990 to 2000. My experience at Allergan, Inc. focused on financial reporting compliance in the Biopharmaceutical industry, and as such I am aware of the many complex financial reporting issues affecting similar health care companies, including Arcturus Therapeutics Ltd. I have worked extensively with the audit committees of the Board of Directors and the external auditors of the public companies that I served. Based on my work experience, I believe I qualify as a Financial Expert per the rules adopted by the U.S. Securities and Exchange Commission pursuant to the Sarbanes Oxley Actof 2002. Also see exhibits 3d(1) and 3d (4).

Exhibit 3d(4)

Mr. James Barlow – Curriculum Vitae (CV).

James F. Barlow

30981 Marbella Vista, San Juan Capistrano, CA 92675 | Cell: 949 981 2968 barlow8james@gmail.com

Board Member; C-Level Financial Executive with 30+ Years Experience leading teams in the successful strategic achievement of both financial and operational goals. Extensive experience in the following areas:

Domestic & International Operations | Business Development | Business Integrations

Internal, External & SEC Financial Reporting | Financial Planning & Forecasting

Restructurings | Investor Relations

Board of Directors

North American Health Care, Inc.	June 2017 – Present

Privately held company that provides contractual services to facilities specializing in post-acute subacute care, short and long-term rehabilitation and skilled nursing in the United States.

Member, Board of Directors

Work History

Allergan, Inc., Irvine, CA (a predecessor to Allergan plc)	2002 – 2015

Public company (AGN); technology-driven, global health care company that discovers, develops and commercializes specialty pharmaceutical and medical device products focused on eye care, neurosciences, medical aesthetics, medical dermatology, breast aesthetics, urologics and other specialty markets sales have grown from $1.1B in 2001 to $7.1B in 2014; non-GAAP EPS has grown from $0.74 per share in 2001 to $6.65 per share in 2014; non-GAAP EBITDA has grown from approximately $360M in 2001 to approximately $2.8B in 2014, and market capitalization has grown from $8B in 2002 to > $70B in 2015. On March 17, 2015, Allergan was acquired by Actavis PLC (now known as Allergan plc) for cash and stock at > $70B. Most notable products include Botox® (Cosmetic and Therapeutic), Restasis®, Lumigan®, Combigan®, Ganfort®, Latisse®, Aczone®, various Natrelle® brand silicone gel breast implants, and XC® and Juvederm Voluma®. During my tenure, Allergan created a new medical specialty, medical aesthetics, that includes Botox Cosmetic, dermal fillers, breast implants, Latisse® and physician-skin care products.

Executive Officer, 2002 – 2015

Senior Vice President, Corporate Controller (Principal Accounting Officer), 2005 – 2015

Vice President, Corporate Controller (Principal Accounting Officer), 2002 – 2004

Provided financial / accounting leadership worldwide, ensuring consistent application of all corporate policies and procedures and alignment with global reporting requirements and corporate compliance requirements; made recommendations globally to improve financial operations.

•	Oversaw financial due diligence, financial integration and related commercial structuring for >100 purchases/business combinations, asset/business sales and in- and out-licensing transactions:

○	Spin-off of Advanced Medical Optics in 2002 into a new public company (NYSE: EYE)

○	Acquisition of Inamed ($3.3B) in 2006

○	Led >$4.5B in other business development transactions, including transactions with GSK, Novartis, Bristol-Myers Squibb, Covidien, Cardinal Health, McKesson, AmerisourceBergen (distribution agreements), Merz Pharmaceuticals, Ista Pharmaceuticals, Spectrum Pharmaceuticals, Corneal, SkinMedica, MAP Pharmaceuticals, Esprit Pharmaceuticals, TARIS Biomedical and Oculex Pharmaceuticals.

James F. Barlow

•	Guided and directed operating groups involved in all corporate restructuring initiatives and various commercial business acquisitions and multiple transitions from distributor to direct distribution

•	Participated in robust financial planning and forecasting activities for corporate and commercial activities (strategic plans, budgets, forecasts and periodic interim updates), including oversight corporate G&A functions (share-based compensation structuring, management bonus plan administration, health, welfare and retirement employee benefit programs and global non-operating expenses. During my tenure, Allergan always met Street guidance projections.

•	Managed worldwide processes for consolidated financial reporting and compliance with all U.S. GAAP, SEC and Sarbanes-Oxley reporting requirements and managed overall relationship with independent auditors; oversaw implementation of new corporate consolidation and financial reporting systems.

•	Provided regular communications to the Audit and Finance Committees of the Board of Directors regarding financial statement presentations, product line and regional operating results and updates; led management certification process for all SEC periodic filings and Audit and Finance Committee reviews of earnings press releases.

•	Developed and interpreted external financial reporting and internal accounting policies and oversaw implementation of accounting processes for significant commercial and government rebate and incentive programs.

•	Participated in multiple issuances and redemptions of various bank debt, subordinated convertible notes, stock issuances and stock splits.

Wynn Oil Company, Azusa, CA	1/2001 – 8/2001

Wholly owned subsidiary of Parker Hannifin Corporation and an international manufacturer and marketer specialty chemical products and product warranty and vehicle service contract programs with annual $200M.

Chief Financial Officer

Provided financial leadership to direct operations in >10 countries, coordinating financial planning reporting, reviewing accounting controls and procedures, and overseeing strategic business decisions

•	Supported sales and marketing teams in developing innovative sales programs and incentive terms focused on Wynn Oil’s national distributor network and large direct customers.

•	Managed all liquidity work-out programs with distressed distributors and direct customers.

•	Assisted in evaluating, developing and promoting subsidiary senior management.

•	Identified operational problems, developed appropriate solutions and assisted commercial management in implementing process changes.

•	Led financial activities to support a prospective management buyout of Wynn Oil Company funded by venture capital that ultimately was discontinued in August 2001 due to deteriorating capital market conditions.

Wynn’s International, Inc. (NYSE:WN), Orange CA	1990 – 2000

Public company world-wide developer, manufacturer and marketer of automotive and industrial components, specialty chemical products and product warranty and vehicle service contract programs Projected fiscal year 2000 annual sales were $600M. Purchased by Parker Hannifin Corporation in July in a public offering.

Treasurer and Controller

Responsibilities included all aspects of consolidated financial management including external GAAP reporting, internal management and board of directors reporting, budgeting and planning, treasury functions (management of corporate banking relationships, investments and hedging activities), and disposition analysis, integration of acquired new businesses and Wynn’s split its common stock four times from 1993 to 1997, and its stock price grew from $3/share (split adjusted) in 1990 to $23/share upon 2000 sale to Parker Hannifin.

2

James F. Barlow

•	Kept executive management apprised of all domestic and foreign operating results by providing evaluations.

•	Created investor relations presentations and text for CEO speeches; participated in multiple relations conferences.

•	Expanded bench strengths by recruiting/developing subordinate finance managers.

•	Provided technical support to division finance managers and corporate legal department.

Ford Equipment Leasing Company, El Toro, CA	1985 – 1990

Start-up subsidiary of Ford Motor Credit Company; nationwide middle market commercial finance company

Vice President and Controller

Beginning with zero assets and no commercial structure, helped establish an integrated, competitive company with >$400M in lease receivables and a national sales network with >30 field sales offices by Provided all aspects of financial leadership and tax management and coordinated all lease product structures and pricing.

Earlier Work Experience

Deloitte Haskins & Sells, CPAs, Costa Mesa, CA, Senior Accountant, 1983 – 1985. Planned and performed financial audits, supervised/developed staff accountants, and provided comments that improved client operations and profitability.

Education and Certifications

Brigham Young University

•	Marriott School of Management, Master of Accountancy (Financial Accounting, Honors—High 1983.

•	Bachelor of Science (Accounting, Business Magna cum Laude,1983.

California State Board of Accountancy, Certified Public Accountant (inactive), 1985.

Other

Languages, global experience:

•	French: speak, read and write fairly well.
•	Multiple operational reviews in 5 continents and 23 countries (England, Ireland, France, Germany, Italy, Switzerland, Belgium, Turkey, Russia, Brazil, Costa Rica, Argentina, Mexico, Canada, Japan, Australia, India, China, Korea, Hong Kong, Vietnam and Singapore. Lived in Québec, Canada for two years from 1977 to 1979. Breadth of operational knowledge.
•	Married, four children; enjoy golf, fishing and music.

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Brigham Young University

Provo, Utah

Brigham Young University upon recommendation of the University Faculty and by authority of the Board of Trustees has conferred upon

James Ford Barlow

the degree of

Bachelor of Science

Magna Cum Laude

with all the Rights, Privileges and Honors thereunto appertaining.

Dated the twenty-second day of April, in the year of our Lord nineteen hundred eighty-three and of the University the One Hundred and eighth.

President of the Board of Trustees

President of the University

State of California

Department of

Consumer Affairs

State Board of Accountancy

Under and by virtue of the provisions of an Act of the Legislature of the State of California creating a State Board of Accountancy

This Certificate is granted to

James Ford Barlow

to practice as a

Certified Public Accountant

Given under our hands and the Seal of the State Board of Accountancy at Sacramento California this tenth *day of* May 1985

Certificate Number [illegible]

Brigham Young University

Provo, Utah

Brigham Young University upon recommendation of the University Faculty and by authority of the Board of Trustees has conferred upon

James Ford Barlow

the degree of

Master of Accountancy

in acknowledgement of achievements in Financial Audit

with all the Rights, Privileges and Honors thereunto appertaining.

Dated this twenty-second day of April, in the year of our Lord nineteen hundred eighty-three and of the University the One Hundred and eighth.

President of the Board of Trustees

President of the University